UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2022 (August 31, 2022)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road,

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2022, Newell Brands Inc. (the “Company”) and certain of its subsidiaries, as subsidiary borrowers (the “Subsidiary Borrowers”), entered into a five-year revolving credit agreement (as amended or supplemented from time to time, the “Revolving Credit Agreement”) with a syndicate of banks led by JPMorgan Chase Bank, N.A., as Administrative Agent. The Revolving Credit Agreement amends and restates in its entirety the Company’s existing revolving credit agreement, dated as of December 12, 2018, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto.

The Revolving Credit Agreement provides for an unsecured syndicated revolving credit facility with a maturity date of August 31, 2027 and aggregate commitments of $1,500,000,000. The Company may from time to time request increases in the aggregate commitments to up to $2,000,000,000 upon the satisfaction of certain conditions, and may also request extension of the maturity date of the facility (subject to lender approval) for additional one-year periods. Under the facility, the Company may borrow funds on a variety of interest rate terms. The facility provides for the issuance of up to $150,000,000 of letters of credit for the account of the Company, so long as there is a sufficient amount available for borrowing under the facility. Subject to the terms set forth in the Revolving Credit Agreement, the Company and the Subsidiary Borrowers may borrow, prepay and re-borrow amounts under the facility at any time prior to termination of the facility. The proceeds from any borrowings under the facility are expected to be used for general corporate purposes.

The Revolving Credit Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Revolving Credit Agreement include certain affirmative and negative operational and financial covenants, including, among other things, restrictions on the Company’s ability to incur certain liens, make fundamental changes to its business or engage in transactions with affiliates; limitations on the amount of indebtedness that may be incurred by the Company’s subsidiaries; and a requirement that the Company maintain certain Interest Coverage and Total Indebtedness to Total Capital ratios, as defined in the Revolving Credit Agreement. In addition, the Revolving Credit Agreement provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Revolving Credit Agreement and the termination of the lenders’ obligation to extend credit pursuant to the Revolving Credit Agreement.

The foregoing summary of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Some of the potential lenders under the Revolving Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 6, 2022, the Company announced updates to its outlook for the quarter ending September 30, 2022, as well as the full fiscal year ending December 31, 2022. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in Section 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Third Amended and Restated Credit Agreement, dated as of August 31, 2022, among Newell Brands Inc., the Subsidiary Borrowers party thereto, the Guarantors from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.*

99.1	Press Release, dated as of September 6, 2022, issued by Newell Brands Inc.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: September 6, 2022	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary